UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2025

SIX FLAGS ENTERTAINMENT CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-42157	93-4097909
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
8701 Red Oak Blvd.,
Charlotte, North Carolina 28217
(Address of principal executive offices) (Zip Code)

(704) 414-4700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FUN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On June 25, 2025, Six Flags Entertainment Corporation (the "Company") held its annual meeting of stockholders (the "2025 Annual Meeting") virtually via live webcast to consider and vote upon four proposals submitted by the Board of Directors of the Company. The final voting results, which were certified by the inspector of election at the 2025 Annual Meeting, were as follows:

1.To elect Sandra Cochran, Michael Colglazier, Felipe Dutra, and Steven Hoffman as Class I Directors of the Company for a three-year term expiring in 2028.

Nominee	For	Withhold	Broker Non-Votes
Sandra Cochran	76,623,202	1,159,069	12,479,799
Michael Colglazier	76,611,707	1,170,564	12,479,799
Felipe Dutra	76,593,027	1,189,244	12,479,799
Steven Hoffman	76,598,916	1,183,355	12,479,799

2.To confirm the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

For	Against	Abstain
84,927,054	4,835,757	499,259

3.To approve, on an advisory basis, the compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Votes
73,817,693	3,664,004	300,574	12,479,799

4.To approve, on an advisory basis, the frequency of stockholder advisory votes on executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
77,006,513	268,913	317,291	189,554	12,479,799

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION
(Registrant)

Date:	June 27, 2025	By:	/s/ Brian C. Witherow
Brian C. Witherow Chief Financial Officer